Exhibit 21

ONEOK, Inc.

SUBSIDIARIES OF THE COMPANY

Divisions

Oklahoma Natural Gas Company, a diviision of ONEOK, Inc.
Kansas Gas Service Company, a division of ONEOK, Inc.
Texas Gas Service Company, a division of ONEOK, Inc.
ONEOK Gas Transportation Company, a division of ONEOK, Inc.

State of
Incorporation
Subsidiaries	or Organization

Kansas Gas Marketing Company	Kansas
ONEOK Partners GP, L.L.C.	Delaware
NBP Services, LLC	Delaware
ONEOK Bushton Processing, Inc.	Delaware
ONEOK Energy Marketing Company	Oklahoma
ONEOK Energy Services Canada, Ltd.	Canada
ONEOK Energy Services Company, II	Delaware
ONEOK Energy Services Company, L.P.	Texas
ONEOK Energy Services Holdings, L.L.C.	Oklahoma
ONEOK Kansas Company	Kansas
ONEOK Kansas Properties, L.L.C.	Kansas
ONEOK Leasing Company	Delaware
ONEOK Parking Company, L.L.C.	Delaware
ONEOK Services Company	Oklahoma
ONEOK Texas Resources, Inc.	Delaware
ONEOK Partners, L.P.	Delaware

ONEOK Partners, L.P.

Subsidiaries of ONEOK Partners, L.P.

ONEOK Partners Intermediate Limited Partnership	Delaware
ONEOK ILP GP, L.L.C.	Delaware
Bear Paw Investments, LLC	Delaware
Bear Paw Energy, LLC	Delaware
Bear Paw Processing Company (Canada), Ltd.	Alberta
Brown Bear Enterprises, LLC	Delaware
Border Minnesota Pipeline, LLC	Delaware
Black Mesa Holdings, Inc.	Delaware
Black Mesa Pipeline, Inc.	Delaware
Black Mesa Pipeline Operations, L.L.C.	Delaware
Black Mesa Technologies, Inc.	Oklahoma
Border Midstream Services, Ltd.	Alberta
Border Midwestern Company	Delaware
Midwestern Gas Transmission Company	Delaware
Border Viking Company	Delaware
Viking Gas Transmission Company	Delaware
Crestone Energy Ventures, L.L.C.	Delaware
Crestone Bighorn, L.L.C.	Delaware
Crestone Gathering Services, L.L.C.	Delaware
Crestone Powder River, L.L.C.	Delaware
Crestone Wind River, L.L.C.	Delaware
Northern Border Pipeline Company (general partnership)	Texas
Guardian Pipeline, L.L.C.	Delaware
Bighorn Gas Gathering, L.L.C.	Delaware
Fort Union Gas Gathering, L.L.C.	Delaware
Lost Creek Gathering Company, L.L.C.	Delaware
Chisholm Pipeline Company	Delaware
Chisholm Pipeline Holdings, L.L.C.	Delaware
Mid Continent Market Center, L.L.C.	Kansas
OkTex Pipeline Company, L.L.C.	Delaware
ONEOK Arbuckle Pipeline, L.L.C.	Delaware
ONEOK Arbuckle North Pipeline, L.L.C.	Delaware
ONEOK Arbuckle Land Company	Texas
ONEOK Bakken Pipeline, L.L.C.	Delaware
ONEOK Field Services Company, L.L.C.	Oklahoma
ONEOK Gas Gathering, L.L.C.	Oklahoma
ONEOK Gas Storage Holdings, L.L.C.	Delaware
ONEOK Gas Storage, L.L.C.	Oklahoma
ONEOK Gas Transportation, L.L.C.	Oklahoma

ONEOK Hydrocarbon, L.L.C.	Delaware
ONEOK Hydrocarbon, L.P.	Delaware
ONEOK Hydrocarbon GP, L.L.C.	Delaware
ONEOK Hydrocarbon Holdings, L.L.C.	Delaware
ONEOK Hydrocarbon Southwest, L.L.C.	Delaware
ONEOK MB I, L.P.	Delaware
ONEOK Midstream Gas Supply, L.L.C.	Oklahoma
ONEOK Mont Belvieu Storage Company, L.L.C.	Delaware
ONEOK NGL Pipeline, L.L.C.	Delaware
ONEOK NGL Gathering, L.L.C.	Delaware
ONEOK North System, L.L.C.	Delaware
ONEOK Overland Pass Holdings, L.L.C.	Oklahoma
ONEOK Pipeline Holdings, L.L.C.	Delaware
ONEOK Texas Gas Storage, L.L.C.	Texas
ONEOK Transmission Company, L.L.C.	Delaware
ONEOK Underground Storage Company, L.L.C.	Kansas
ONEOK VESCO Holdings, L.L.C.	Delaware
ONEOK WesTex Transmission, L.L.C.	Delaware
Overland Pass Pipeline Company LLC	Delaware
Potato Hills Gas Gathering System (joint venture)	Oklahoma
Sycamore Gas System (general partnership)	Oklahoma
Venice Energy Services Company, L.L.C.	Delaware
Mont Belvieu I Fractionation Facility (joint venture)	Texas
Heartland Pipeline Company (general partnership)	Texas